SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)     OCTOBER 30, 1998

                         HI-RISE RECYCLING SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)


                                     FLORIDA
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                 (State or other jurisdiction of incorporation)


        0-21946                                           65-0222933
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(Commission File Number)                       (IRS Employer Identification No.)


          8505 N.W. 74TH STREET
             MIAMI, FLORIDA                                       33166
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code      (305) 597-0243


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          (Former name or former address, if changed since last report)



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ITEM 2.       ACQUISITION OR DISPOSITION OF ASSETS

         On October 30, 1998 (the "Closing"), Hi-Rise Recycling Systems, Inc., a Florida corporation (the "Registrant"), acquired all of the issued and outstanding shares (the "Shares") of common stock of Bes-Pac, Inc., a privately held South Carolina corporation ("Bes-Pac"), pursuant to the merger (the "Merger") of Bes-Pac with and into BPI Acquisition Corp., a South Carolina corporation wholly owned by the Registrant ("Merger Sub"). Pursuant to the Merger, the Shares were converted into the right to receive (i) $3,000,000 in cash, (ii) an aggregate of 1,890,500 shares of the common stock, par value $.01 per share (the "Hi-Rise Common Stock"), of the Registrant, (iii) a convertible promissory note (the "Note") of the Registrant in the principal amount of $1,219,000, and (iv) the contingent right to receive additional cash and additional shares of Hi-Rise Common Stock (collectively, the "Merger Consideration"). The Merger Consideration was determined through negotiations between the Registrant and Ronald J. McCracken, the sole shareholder of Bes-Pac (the "Shareholder"). The Registrant funded the cash portion of the Merger Consideration through borrowings available under the Company's new revolving and term credit facilities of up to $40.0 million from General Electric Capital Corporation and other participating lenders. At such time as the Merger is approved and/or ratified by the Company's shareholders, the entire principal amount of the Note automatically converts into a number of shares of Hi-Rise Common Stock determined by dividing the then outstanding principal amount of the Note by $2.00, subject to adjustment under certain circumstances.

         The Merger was consummated pursuant to the terms of an Agreement and Plan of Merger, dated as of October 9, 1998, by and among the Registrant, Merger Sub, Bes-Pac and the Shareholder. Effective at the Closing, the separate corporate existence of Bes-Pac ceased. Merger Sub, the surviving corporation of the Merger, continues to be governed by the laws of the State of South Carolina under the name "Bes-Pac, Inc." and the separate corporate existence of Merger Sub, with all rights, privileges, immunities and franchises, continues unaffected. Reference is made to the Merger Agreement, a copy of which is filed as Exhibit 1 hereto, for additional information concerning the terms and conditions of the Merger. The Merger Agreement and such information are incorporated herein by reference.

         In connection with the Merger, the Registrant entered into a five year employment agreement with the Shareholder pursuant to which the Shareholder is serving as the Registrant's Executive Vice President of Business Development and Sales. Additionally, in connection with the Merger, amendments to certain real property leases respecting facilities owned by the Shareholder at which Bes-Pac conducts business operations were executed, which, among other things, shorted the term of two of such leases to a period of seven years. The Registrant also agreed to guaranty Merger Sub's obligations under all of such leases.

         Prior to the Merger, Bes-Pac was engaged in the business of manufacturing and distributing solid waste handling equipment. Bes-Pac's product lines includes large industrial compaction systems, roll-off waste containers and a full line of recycling equipment.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(A)      FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

         It is currently impracticable to provide the financial information required pursuant to Items 310(a) and (b) of Regulation S-B prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such financial information.

(B)      PRO FORMA FINANCIAL INFORMATION

         It is currently impracticable to provide the pro forma financial information required pursuant to Item 310(d) of Regulation S-B prior to the due date of this Report. This Report will be amended within 60 days of the date this Report is filed to include such pro forma financial information.

(C)      EXHIBITS

         1 Agreement and Plan of Merger, dated as of October 9, 1998, by and among Hi-Rise Recycling Systems, Inc., BPI Acquisition Corp., Bes-Pac, Inc. and Ronald J. McCracken.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   HI-RISE RECYCLING SYSTEMS, INC.

Dated:  November 9, 1998           By: /s/ BRAD HACKER
                                       -----------------------------------------
                                       Brad Hacker
                                       Chief Financial Officer

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                                INDEX TO EXHIBITS

                                                                                       SEQUENTIAL
                                                                                          PAGE
EXHIBITS                                    DESCRIPTION                                  NUMBER
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
   1       Agreement and Plan of Merger, dated as of October 9, 1998, by and among
           Hi-Rise Recycling Systems, Inc., BPI Acquisition Corp., Bes-Pac, Inc. and
           Ronald J. McCracken.
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